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                                                                    Exhibit 99.1




The Board of Directors
Verdant Brands, Inc.
9555 James Avenue South, Suite 200
Bloomington, Minnesota 55431

Members of the Board of Directors:

         We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion our opinion as Appendix B to the Joint Proxy Statement-Prospectus and to the reference to our firm under the headings "Opinion of Verdant's Financial Advisor" and "Summary" in the Joint Proxy Statement-Prospectus.



/s/ Piper Jaffray, Inc.

Piper Jaffray, Inc.

September 30, 1998